Exhibit 10.50

CONSENT AND WAIVER

This Consent and Waiver dated as of March 8, 2004 (this “Consent”) is among the Persons that have executed this Consent (the “Parties”). Capitalized terms used, but not defined, in this Consent are used as defined in the Lease Agreement, dated as of November 30, 2001, between Wells Fargo Bank Northwest, National Association, as Owner Trustee under S&F Trust 1998-1, as lessor, and Smart & Final Inc., as lessee, as amended by Waiver and Amendment Agreement No. 1, dated as of June 4, 2002, by Waiver and Amendment Agreement No. 2, dated as of February 14, 2003, by Amendment Agreement No. 3, dated as of June 1, 2003, by Waiver and Amendment Agreement, No. 4, dated as of July 11, 2003, by Consent, Waiver, Collateral Release and Amendment Agreement No. 5A (the “Original Consent”), dated as of September 3, 2003, Sixth Amendment and Waiver to Lease Agreement, dated as of September 12, 2003 and by Amendment Agreement No. 7, dated as of October 21, 2003 (the “Lease”).

A. Pursuant to the Original Consent, the Majority Secured Parties agreed to extend the 60-day limit for replacing the Florida Properties (as defined therein) to 180 days (the “Initial Replacement Date”).

B. The Lessee has requested that the applicable Financing Parties and, subject to the terms and conditions of this Consent, the applicable Financing Parties desire to, consent to the extension of the Initial Replacement Date to May 7, 2004 (the “Extended Replacement Date”) and to waive any related default.

NOW, THEREFORE, for good and valuable consideration received, the Parties agree as follows:

1. Section References. Unless otherwise expressly stated, all section references in this Agreement refer to sections of the Lease.

2. Consents. The Lenders and the Holder consent to the extension of the Initial Replacement Date to the Extended Replacement Date.

3. Waiver. The A-2 Lenders, the B Lenders and the Holder waive the limitation under Section 11.2(a) for the Replacement Closing Date, as extended by the Original Consent, so Lessee now has until the Extended Replacement Date to close the substitution of properties for the Florida Properties (as defined in the Original Consent) under Section 11.2.

4. Lessee’s Agreements and Acknowledgements. The Lessee acknowledges and agrees to all matters approved or waived by the Lenders and the Holder, as applicable, in Section 2 and 3 of this Consent.

5. Conditions Precedent. The effectiveness of this Consent is subject to the satisfaction of each of the following conditions precedent.

(a) Certain Documents. The Agent shall have received all of the following, in form and substance satisfactory to the Agent:

(i) Consent. This Consent, duly executed by the Lessee and each Guarantor and any other instrument, document or certificate required by the Agent to be executed or delivered by the Lessee or any other Person in connection with this Consent, duly executed by them (collectively, the “Consent Documents”).

(ii) Consent of Majority Secured Parties. This Consent duly executed by the Majority Secured Parties.

(iii) Additional Information. Such additional documents, instruments and information as the Agent may reasonably request to effect the transactions contemplated hereby.

(b) Representations and Warranties. The representations and warranties contained in this Consent and in the Lease shall be true and correct as of, and as if made on, the date hereof (except for those that by their terms specifically refer to an earlier date, in which case such representations and warranties shall be true and correct as of the earlier date).

(c) Corporate Proceedings Satisfactory. All corporate proceedings taken in connection with the transactions contemplated by this Consent and all other agreements, documents and instruments executed or delivered pursuant to it, and all legal matters incident thereto, shall be satisfactory to the Agent.

(d) No Lease Default or Lease Event of Default. No Lease Default or Lease Event of Default shall have occurred and be continuing after giving effect to this Consent.

6. Representations and Warranties. Each Credit Party represents and warrants to the Agent and the Secured Parties that, as of the date of and after giving effect to this Consent, (a) the execution, delivery and performance of this Consent and all other Consent Documents executed or delivered in connection herewith have been authorized by all requisite corporate action on the part of each Credit Party and will not violate any Credit Party’s certificate of incorporation or bylaws, (b) all representations and warranties set forth in the Lease and in any other Operative Agreement are true and correct as if made again on and as of such date (except those, if any, that by their terms specifically relate only to an earlier date, in which case such representations and warranties are true and correct as of the earlier date), (c) no Lease Default or Lease Event of Default has occurred and is continuing, and (d) the Lease and all other Operative Agreement are and remain legal, valid, binding and enforceable obligations in accordance with their terms.

7. Survival of Representations and Warranties. All representations and warranties made by any Credit Party in this Consent or any other Operative Agreement shall survive the execution and delivery of this Consent and the other Operative Agreements, and no investigation by the Agent or the Secured Parties, or any closing, shall affect the representations and warranties or the right of the Agent and the Secured Parties to rely thereon.

8. Costs and Expenses. The Lessee shall pay on demand all reasonable costs and expenses of the Agent (including the reasonable fees, costs and expenses of counsel to the Agent) incurred in connection with the preparation, execution and delivery of this Consent.

9. Governing Law. THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT-OF-LAWS PRINCIPLES.

10. Execution. This Consent may be executed in any number of counterparts and by different Parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. A

Party’s delivery of an executed counterpart of this Consent by telecopier shall be effective as delivery of a manually executed counterpart of this Consent.

11. Limited Effect. This Consent relates only to the specific matters it covers, shall not be considered to be a waiver of any other rights any Secured Party may have under the Operative Agreements, and shall not be considered to create a course of dealing or to otherwise obligate any Secured Party to grant similar waivers or execute any amendments under the same or similar circumstances in the future.

12. Ratification by Guarantors. Each Guarantor consents to this Consent, and each Guarantor acknowledges that its guaranty remains in full force and effect without any modification.

13. Certain Waivers. Each Credit Party agrees that none of the Financing Parties shall be liable under a claim of, and waives any claim against any Financing Party based upon lender liability (including, but not limited to, liability for breach of the implied covenant of good faith and fair dealing, fraud, negligence, conversion, misrepresentation, duress, control and interference, infliction of emotional distress, defamation and breach of fiduciary duty) as a result hereof, the discussions conducted pursuant hereto, or any course of action taken by any Financing Party in response thereto or arising therefrom. This Section 13 shall survive the execution and delivery of this Consent and the expiration or termination of the Lease

LESSOR:
Wells Fargo Bank Northwest, National Association, As Owner Trustee under S&F Trust 1998-1

By:	/s/ Val T. Orton
Name:	Val T. Orton
Title:	Vice President

LESSEE:
Smart &: Final Inc.

By:	/s/ Richard N. Phegley
Name:	Richard N. Phegley
Title:	Senior Vice President & Chief Financial Officer

A-2 LENDER, B LENDER AND HOLDER:
Casino USA, Inc.

By:	/s/ Andre Delolmo
Name:	Andre Delolmo
Title:	President

A-2 LENDER:
General Electric Capital Corporation, as successor in interest to GMAC Business Credit, LLC

By:	/s/ Ronald E. Lis
Name:	Ronald E. Lis
Title:	Senior Risk Manager

A-2 LENDER:
Natexis Banques Populaires

By:	/s/ Anne Ulrich	By:	/s/ P. J. van Tulder
Name:	Anne Ulrich	Name:	P. J. van Tulder
Title:	Vice President	Title:	Vice President of Manager

A-2 LENDER:
BNP Paribas

By:	/s/ Sean T. Conlon	By:	/s/ C. Bettles
Name:	Sean T. Conlon	Name:	C. Bettles
Title:	Managing Director	Title:	Managing Director

A-2 LENDER AND AGENT:
Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland,” New York Branch

By:	/s/ Bradford F. Scott	By:	/s/ Rebecca O. Morrow
Name:	Bradford F. Scott	Name:	Rebecca O. Morrow
Title:	Executive Director	Title:	Executive Director

B LENDER:
Transamerica Equipment Financial Services Corporation

By:	/s/ Ronald E. Lis
Name:	Ronald E. Lis
Title:	Senior Risk Manager

GUARANTORS:

American Foodservices Distributors

Smart & Final Stores Corporation

Smart & Final Oregon, Inc.

Port Stockton Food Distributors, Inc.

Amerifoods Trading Company

Casino Frozen Foods, Inc.

FoodService Specialists.Com, Inc.

Okum Produce International, Inc.

HL Holding Corporation

By:	/s/ Richard N. Phegley
Name:	Richard N. Phegley
Title:	Senior Vice President & Chief Financial Officer

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